Exhibit 99.1

UNFI TO ACQUIRE SUPERVALU IN TRANSFORMATIVE COMBINATION CREATING NORTH AMERICA’S PREMIER FOOD WHOLESALER

Accelerates UNFI’s “Build out the Store” Growth Strategy by Expanding Product Portfolio in Fastest Growing Segments and Broadening Universe of Customers and Suppliers

Transaction Expected to Generate more than $175 Million in Synergies

PROVIDENCE, RI and MINNEAPOLIS, MN – July 26, 2018 – United Natural Foods, Inc. (NASDAQ: UNFI) and SUPERVALU INC. (NYSE: SVU) today announced that they have entered into a definitive agreement under which UNFI will acquire SUPERVALU for $32.50 per share in cash, or approximately $2.9 billion, including the assumption of outstanding debt and liabilities.

“This transaction accelerates UNFI’s “Build out the Store” growth strategy by immediately enhancing our product range, equipping us to bring an attractive, comprehensive product portfolio to an expanded universe of customers,” said Steve Spinner, UNFI’s Chief Executive Officer and Chairman. “Combining our leading position in natural and organic foods with SUPERVALU’s presence in fast-turning products makes us the partner of choice for a broader range of customers. Together, we can provide our “better for you” products as well as other high-growth segments, improving customers’ competitive advantages in a dynamic marketplace.  These benefits, plus our increased efficiency and productivity, will enable us to create value for our shareholders, enhance opportunities for our suppliers, provide a broader assortment for our customers and create new prospects for our associates over the long term.”

“The combination of UNFI and SUPERVALU provides a substantial premium and delivers certainty of value to our stockholders, meaningful benefits to our customers, expanded opportunities for our employees, and the ability for us and our vendors to efficiently serve a varied customer base,” said Mark Gross, SUPERVALU’s Chief Executive Officer. “We have been executing an ambitious strategic transformation for over two years. We believe that this transaction is the best and natural next step for our stockholders, customers and employees. I am very proud of the unwavering commitment and focus of our employees in driving our strategic transformation and serving our customers.  I am confident that, together, SUPERVALU and UNFI will be well positioned to succeed – and to help our customers succeed – in today’s grocery landscape.”

Compelling Strategic and Financial Benefits

•                 Diversifies customer base: The transaction will greatly expand UNFI’s customer base and exposure across channels, including those where demand for “better for you” products is increasing and UNFI is under-represented. It will also unlock new opportunities through a comprehensive product portfolio.

•                 Enables cross-selling opportunities:  UNFI will benefit from its ability to deliver comprehensive and expanded offerings, including the addition of high-growth perimeter categories such as meat and produce to UNFI’s natural and organic products.

•                 Expands market reach and scale:  The wider geographic reach and greater scale of the combined entity is expected to increase efficiencies and effectiveness.

•                 Enhances technology, capacity and systems: The combined entity plans to leverage scalable systems to streamline its processes, more efficiently meet the needs of its customers and reduce future capital expenditures.

•                 Delivers significant synergies: Through this combination, UNFI will be positioned to realize run rate cost synergies of more than $175 million by year 3.

•                 Accelerating growth: After year one, the transaction is projected to be accretive to Adjusted EPS in year 1 with double-digit Adjusted EPS growth after year 1, excluding one-time costs.

Governance

UNFI Chief Executive Officer and Chairman Steven Spinner will lead the combined entity. Sean Griffin, UNFI Chief Operating Officer, will lead the SUPERVALU integration efforts post close and lead an integration committee comprised of executives from both companies to drive the implementation of best practices from each company and the delivery of important synergies and a rapid and smooth integration.

Transaction Details

•                 UNFI expects to finance the transaction substantially with debt and Goldman Sachs provided committed financing in the transaction.

•                 Over time, UNFI plans to divest SUPERVALU retail assets in a thoughtful and economic manner.

•                 Upon closing, UNFI’s net debt-to-EBITDA ratio is expected to be high.  With strong cash flows, proceeds from divestitures and commitment to reducing debt, the company anticipates reducing leverage by at least two full turns in the first three years.

•                 The transaction has been approved by the boards of directors of both companies and is subject to antitrust approvals, SUPERVALU shareholder approval and other customary closing conditions, and is expected to close during the fourth quarter of calendar year 2018.

Advisors

Goldman Sachs and Foros acted as financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP and Jones Day LLP acted as legal counsel to UNFI.  Barclays and Lazard acted as financial advisors and Wachtell Lipton Rosen & Katz LLP acted as legal counsel to SUPERVALU.

Conference Call

UNFI and SUPERVALU will host a joint conference call to discuss the transaction today at 8:30 am Eastern Time. Participants in the call will include UNFI Chairman and Chief Executive Officer Steven Spinner, UNFI Chief Operating Officer Sean Griffin UNFI Chief Financial Officer Mike Zechmeister, and SUPERVALU Chief Executive Officer Mark Gross.  To access the conference call, please dial (877) 512-9165 (U.S. toll-free) or +1 (706) 679-5795 (international), and reference conference ID number 8368779.  Access to a live webcast of the call, along with accompanying slides, will be available on the investor section of UNFI’s website, www.unfi.com.

About UNFI

UNFI delivers healthier food options to people throughout the United States and Canada. UNFI distributes over 110,000 products to more than 43,000 customer locations including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers. Recognized as one of the most effectively managed U.S. companies, UNFI was named in the “Management Top 250” list by the Wall Street Journal in 2017. To learn more about how UNFI is Moving Food Forward, visit www.unfi.com.

About SUPERVALU

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with fiscal 2018 annual sales of approximately $14 billion. SUPERVALU serves customers across the United States through a network of 3,437 stores composed of 3,323 wholesale primary stores operated by customers serviced by SUPERVALU’s food distribution business and 114 traditional retail grocery stores in continuing operations operated under three retail banners in three geographic regions (store counts as of February 24, 2018). Headquartered in Minnesota, SUPERVALU has approximately 23,000 employees (in continuing operations). For more information about SUPERVALU visit www.supervalu.com.

UNFI and SVU Forward Looking Statements

This press release contains, and certain statements made by representatives of UNFI and SUPERVALU, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. UNFI’s and SUPERVALU’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, UNFI’s and SUPERVALU’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside UNFI’s and SUPERVALU’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against UNFI or SUPERVALU following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of SUPERVALU or other conditions to closing in the merger agreement; (4) risks related to the financing of the transaction; (5) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the business combination; (8) risks related to the disruption of the transaction to SUPERVALU and its management; (9) the effect of announcement of the transaction on SUPERVALU’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and (10) other risks and uncertainties identified in UNFI’s and SUPERVALU’s filings with the Securities and Exchange Commission (“SEC”). More information about other potential factors that could affect UNFI’s and SUPERVALU’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in UNFI’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017 and SUPERVALU’s Report on Form 10-K for the fiscal year ended February 24, 2018, as amended, and any updates to those risk factors set forth in UNFI’s and SUPERVALU’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exclusive. UNFI and SUPERVALU caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UNFI and SUPERVALU do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, other than as required by applicable law.

Additional Information will be Filed with the SEC

In connection with the proposed transaction, SUPERVALU INC. (including any successor thereof, “SUPERVALU”) plans to file with the SEC a proxy statement in connection with the contemplated transaction (the “Proxy Statement”), and SUPERVALU may file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement will be mailed to shareholders of SUPERVALU. SHAREHOLDERS OF SUPERVALU ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY SUPERVALU, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by SUPERVALU through the website maintained by the SEC at www.sec.gov. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to SUPERVALU INC., Investor Relations, P.O. Box 990, Minneapolis, MN 55344.

Participants in the Solicitation

UNFI, SUPERVALU and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SUPERVALU in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on July 2, 2018, and information regarding UNFI’s directors and executive officers is available in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on November 3, 2017. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

CONTACTS:

United Natural Foods, Inc.
Investor Contact:

Faten Freiha
Director, Investor Relations and Corporate Strategy
401-528-8634 ext. 35621

or

Media Contact:

Lissa Perlman

Kekst

lissa.perlman@kekst.com

212 521 4830

SUPERVALU

Investor Contact:

Steve Bloomquist

Vice President, Investor Relations

952-828-4144

steve.j.bloomquist@supervalu.com

or

Media Contact:

Jeff Swanson

Vice President, Communications

952-903-1645

jeffrey.s.swanson@supervalu.com